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                                                                      Exhibit 11
                                 TYCO TOYS, INC.
                          Computation of Loss Per Share
                    (in thousands, except per share amounts)

                                                                        Quarters Ended            Six Months Ended
                                                                           June 30,                   June 30,
                                                                    ----------------------     ----------------------
                                                                       1996         1995         1996          1995
                                                                    ---------     --------     ---------     --------
Primary Loss Per Share:
 1.  Net loss                                                      $  (3,769)    $ (8,835)    $ (13,966)    $(15,504)
 2.  Less preferred dividends                                            889          790         1,716        1,574
                                                                   ---------     --------     ---------     --------
 3.  Net loss applicable to common shareholders                    $  (4,658)    $ (9,625)    $ (15,682)    $(17,078)
                                                                   ---------     --------     ---------     --------

 4.  Weighted average shares outstanding                              34,827       34,762        34,827       34,760
 5.  Add additional shares issuable upon the assumed exercise
         of outstanding stock options *                                    -            -             -            -
                                                                   ---------     --------     ---------     --------
 6.  Adjusted weighted average shares outstanding                     34,827       34,762        34,827       34,760
                                                                   ---------     --------     ---------     --------

 7.  Net loss per share (3 / 6)                                    $   (0.13)    $  (0.28)    $   (0.45)    $  (0.49)
                                                                   =========     ========     =========     ========

Fully Diluted Loss Per Share:
 8.  Line 3 above                                                  $  (4,658)    $ (9,625)    $ (15,682)   $ (17,078)
 9.  Add back preferred dividends (line 2)                               889          790         1,716        1,574
10.  Add back interest, net of tax, on assumed conversion of
         the Company's 7% Convertible Subordinated Notes                  196          170           372          341
                                                                    ---------     --------     ---------     --------
11.  Adjusted net loss                                              $  (3,573)    $ (8,665)    $ (13,594)   $ (15,163)
                                                                    ---------     --------     ---------     --------

12.  Weighted average shares outstanding (line 4)                      34,827       34,762        34,827       34,760
13.  Add additional shares issuable upon the assumed exercise
         of outstanding stock options*                                      -            -             -            -
14.  Add additional shares issuable upon assumed
         conversion of the Company's 7% Convertible
         Subordinated Notes                                             1,603        1,498         1,603        1,497
15.  Add additional shares issuable upon assumed
         conversion of preferred shares                                 6,041        5,039         5,788        4,969
                                                                    ---------     --------     ---------     --------
16.  Adjusted weighted average shares outstanding                      42,471       41,299        42,218       41,226
                                                                    ---------     --------     ---------     --------

17.  Net loss per share (11/16) **                                  $   (0.08)    $  (0.21)     $  (0.32)    $  (0.37)
                                                                    =========     ========     =========     ========


* For the calculation of loss per share, the inclusion of the assumed exercise of options for the quarters and six months ended June 30, 1996 and 1995 is anti-dilutive and, therefore, such assumed exercise is excluded from the per share calculations.

** The fully diluted loss per share is anti-dilutive and is therefore not presented in the Consolidated Statements of Operations.